AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1996
                                                   REGISTRATION NO. 33-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                        MACGREGOR SPORTS & FITNESS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MINNESOTA                                          41-1652566
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                            ------------------------
                             8100 WHITE HORSE ROAD
                       GREENVILLE, SOUTH CAROLINA  29611
              (ADDRESS, OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)
                            ------------------------
                        MACGREGOR SPORTS & FITNESS, INC.
                               STOCK OPTION PLAN
                              (FULL TITLE OF PLAN)
                            ------------------------
                               Michael S. Casazza
                                   PRESIDENT
                        MACGREGOR SPORTS & FITNESS, INC.
                             8100 WHITE HORSE ROAD
                       GREENVILLE, SOUTH CAROLINA  29611
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (864) 294-5230
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ------------------------
                                   COPIES TO:
                               DAVID S. GUIN ESQ.
                                 ROSS & HARDIES
                           150 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60601
                                 (312) 558-1000

                        CALCULATION OF REGISTRATION FEE


==================================================================================================
                                                    Proposed           457(h)
                                    Amount          maximum          Proposed         Amount of
         Title of                   to be        offering price      aggregate       registration
Securities to be registered      registered(1)     per share(2)   offering price(3)      fee
- --------------------------------------------------------------------------------------------------
 Common Stock, $.02 par
 value                             141,000            $2.8688       $404,500.80        $139.48
===================================================================================================



(1) The securities being registered include a maximum of 141,000 shares issuable upon the exercise of options under the MacGregor Sports & Fitness, Inc. Stock Option Plan, assuming full participation of all employees under such plan.

(2) This price is determined by assuming that the offering price equals the weighted average exercise price of the options under the MacGregor Sports & Fitness, Inc. Stock Option Plan.

(3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933 (the "Act"). Accordingly, the aggregate offering price and the fee have been computed based on the prices at which the options may be exercised.


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Certain Documents by Reference

     MacGregor Sports & Fitness, Inc. (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Company's Annual Report on Form 10-KSB, for the fiscal year ended July 31, 1995, the Company's latest year for which audited financial statements have been filed;

     (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since July 31, 1995, including but not limited to the Company's Quarterly Reports on Form 10-QSB for the quarters ended October 31, 1995, January 31, 1996 and April 30, 1996;

     (c) the Company's definitive Proxy Statement which was mailed to the Company's stockholders on July 5, 1996; and

     (d) the description of the Company's Common Stock, $.02 par value, contained in the Company's Registration Statement on Form 8-A (File No. 0-19817) filed with the Commission on January 28, 1992, pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of the Registration Statement and prior to filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.          Description of Securities

                          Not applicable.

Item 5.          Interests of Named Experts and Counsel

                          Not applicable.

Item 6.          Indemnification of Officers and Directors

     Minnesota Business Corporation Act. Pursuant to Minnesota law, the Company indemnifies its officers, directors and employees while acting in their official capacity against threatened, pending, or contemplated civil, criminal, administrative, arbitration or investigative proceedings, including a proceeding by or in the right of the Company. In order to qualify for such indemnification, such officer, director or employee must (a) not be indemnified by another organization, (b) have acted in good faith, (c) have received no improper personal benefit, (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (e) with respect to officers and directors, reasonably believed that the conduct was in the best interests of the Company, and with respect to other employees, reasonably believed that the conduct was not opposed to the best interests of the Company. Minnesota law also provides that officers, directors and employees are, upon written request to the Company, entitled to payment or reimbursement by the Company of reasonable expenses, including attorneys' fees and disbursements, incurred by such officer, director or employee in advance of the final disposition of the proceeding upon receipt by the Company of a written affirmation that such individual is entitled to indemnification and will repay all amounts so paid or reimbursed by the Company if it is ultimately determined that the criteria for indemnification have not been satisfied. All determinations whether indemnification is required and whether an officer, director or employee is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding shall be made as follows:

     (i) By the Board of Directors by a majority of a quorum, the directors who are at the time parties to the proceeding are not counted for determining either a majority or the presence of a quorum;

     (ii) If a quorum under clause 1 cannot be obtained, by a majority of a committee of the Board consisting solely of two or more directors not at the time parties to the proceeding duly designated to act in the manner by a majority of the full Board including directors who are parties;

     (iii) If a determination is not made under clauses 1 or 2, by special legal counsel, selected either by a majority of the Board or a committee by vote pursuant to clause 1 or clause 2 or, if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by a majority of the full Board including directors who are parties; or

     (iv) If a determination is not made under clauses 1, 2 or 3, by the shareholders, but the shares held by parties to the proceeding must not be counted in determining the presence of a quorum and are not considered to be present and entitled to vote on the determination.

Item 7.          Exemption from Registration Claimed.

                          Not applicable.

Item 8.          Exhibits.

                                                                                                       Sequentially
   Exhibit                                                                                            Numbered Page
                                                                                                               ----
    Number     Description
   -------     -----------
     4.1       Certificate of Incorporation of the Company                                                  +
     4.2       By-laws of the Company                                                                       +
     4.3       Plan and Agreement of Merger                                                                 +
     5.1       Opinion of Ross & Hardies regarding legality of shares of Common Stock.                      9

     23.1      Consent of Gelfond Hochstadt Pangburn & Co.                                                  11
     23.2      Consent of Ross & Hardies (contained in Exhibit 5.1).
     24.1      Power of Attorney (contained on the signature pages hereto).

     + Incorporated by reference to the Company's registration statement on Form S-8 filed with the Commission on April 29, 1996, File No. 333-04200.

Item 9.          Undertakings.

                 (a)      The undersigned Registrant hereby undertakes:

                          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)      to include any prospectus required
                                           by Section 10(a)(3) of the
                                           Securities Act of 1933;

                                  (ii)     to reflect in the prospectus any
                                           facts or events arising after the
                                           effective date of this Registration
                                           Statement (or the most recent
                                           post-effective amendment
                                           thereof) which, individually or in
                                           the aggregate, represent a
                                           fundamental change in the
                                           information set forth in this
                                           Registration Statement.
                                           Notwithstanding the foregoing, any
                                           increase or decrease in volume of
                                           securities offered (if the total
                                           dollar value of securities offered
                                           would not exceed that which was
                                           registered) and any deviation from
                                           the low or high end of the estimated
                                           maximum offering range may be
                                           reflected in the form of prospectus
                                           filed with the Commission pursuant
                                           to Rule 424(b) if, in the aggregate,
                                           the changes in volume and price
                                           represent no more than a 20% change
                                           in the maximum aggregate offering
                                           price set forth in the "Calculation
                                           of Registration Fee" table in the
                                           effective Registration Statement.

                                  (iii)    to include any material information
                                           with respect to the plan of
                                           distribution not previously
                                           disclosed in this Registration
                                           Statement or any material change to
                                           such information in this
                                           Registration Statement;

                                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on July 30, 1996.


                           MACGREGOR SPORTS & FITNESS, INC.


                           By:
                                    -------------------------------------------
                                    Michael S. Casazza
                                    President and Chief Executive Officer





                               POWER OF ATTORNEY

                 Each person whose signature appears below hereby constitutes and appoints Michael S. Casazza the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in- fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 1996.


Signature




- ------------------------------------   Chairman of the Board
Henry Fong




- ------------------------------------   President and Chief Executive Officer
Michael S. Casazza




- ------------------------------------   Chief Financial Officer and Chief
Barry Hollander                        Accounting Officer

- -----------------------------------
Robert C. Engelstad                    Director




- -----------------------------------
David C. Johnston                      Director

- --------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                              EXHIBITS FILED WITH

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933



                        MACGREGOR SPORTS & FITNESS, INC.




- --------------------------------------------------------------------------------

                       MACGREGOR SPORTS & FITNESS, INC.

                                EXHIBIT INDEX


                                                                                                        Location Of
                                                                                                        Document in
                                                                                                         Sequential
   Exhibit                                                                                               Numbering
     No.     Description                                                                                   System
   -------   -----------                                                                                ------------
     4.1     Certificate of Incorporation of the Company.                                                    +
     4.2     By-laws of the Company.                                                                         +
     4.3     Plan and Agreement of Merger.                                                                   +
     5.1     Opinion of Ross & Hardies regarding legality of shares of Common Stock.                         9

     23.1    Consent of Gelfond Hochstadt Pangburn & Co.                                                     11
     23.2    Consent of Ross & Hardies (contained in Exhibit 5.1).
     24.1    Power of Attorney.*

      + Incorporated by reference to the Company's registration statement on Form S-8 filed with the Commission on April 29, 1996, File No. 333-04200.

             *Power of attorney is contained on signature pages.